UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2026

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Promissory Note

On April 20, 2026, the Company and two of its subsidiaries (such subsidiaries, the "Borrowers") entered into a promissory note with LamVen (the “Note”) in an aggregate principal amount of up to $15 million (the “Maximum Principal Amount”). Lender will advance funds (each, an "Advance") on request of the Company or any of the Borrowers; provided such Advances (i) may not exceed $5 million in each consecutive 90-day period commencing on April 20, 2026 and (ii) all Advances under the Note may not exceed the Maximum Principal Amount. The Borrowers' obligations under the Note are subject to a security interest on certain aircraft assets of Borrowers and their subsidiaries that may become party to the Note (collectively, the “Grantors”), including airframes, engines, propellers, helicopters, and aircraft records relating thereto, subject to certain exceptions (the “Collateral”). In addition to the security interest, the Company and its subsidiaries agree not to create, incur, or suffer to exist any lien, security interest, or encumbrance on the Collateral, subject to certain limitations. The maturity date of the Note is April 20, 2029. The Note is non-recourse to the Company, and LamVen’s sole remedy for any breach or default is limited to exercise of remedies against the Borrowers.

Upon the later of (i) July 19, 2026 and (ii) the date of an initial Advance under the Note, the Borrowers will pay an origination fee in the amount of $1.5 million. The Company may elect to satisfy such origination fee, in whole or in part, in shares of the Company's Common Stock (or pre-funded warrants in lieu thereof), valued at $1.274 per share, the average closing price for the five trading day period ended April 17, 2026. Outstanding principal will bear interest at a rate of 12.5% per annum, payable monthly in cash, shares of the Company’s Common Stock (or pre-funded warrants in lieu thereof), or both, at the Company's election. Interest payments in Common Stock will be valued at $1.274 per share. LamVen is also subject to certain beneficial ownership limitations, which may restrict the Company’s decision to satisfy any of the foregoing with shares of its Common Stock.

The foregoing descriptions of the Note are qualified in their entirety by reference to the full text of the form of the Note, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Note and the shares of Common Stock issuable under the Note is incorporated herein by reference. The Note and the shares of Common Stock issuable under the Note have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act for the offer and sale of such securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: April 24, 2026	By:	/s/ Deanna White
	Name:	Deanna White
	Title:	Chief Executive Officer